EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

Gregory Rainey Appointed to CASMED Board

Branford, Conn. – November 1, 2010 – CAS Medical Systems, Inc. (NASDAQ: CASM) announced today that Gregory P. Rainey was appointed to the CASMED Board of Directors effective October 28, 2010.  Mr. Rainey brings broad expertise in the healthcare field to his Board position with more than 25 years experience in medical products selling organizations.

“We are pleased to have someone of Mr. Rainey’s caliber join our Board,” said Louis P. Scheps, Chairman of the Board of CASMED.  “Mr. Rainey is well respected in the medical products industry and will be an asset to the Board and to the Company.  With four new Board members appointed in the last few years, CASMED now has broader and more complementary expertise which can provide new perspectives as we help guide the Company’s corporate strategies.”

Since 2004, Mr. Rainey has been the President of CCI Performance Group, LLC, which provides consulting services for healthcare companies on sales management and product distribution strategies.  CCI’s clients range from Fortune 500 companies to medical device start-ups.  Prior to 2004, Mr. Rainey worked for Stryker Corporation in various roles including many years as Vice President of Sales and as a member of the Executive Committee of its $1.2 billion orthopedic division.  Mr. Rainey is also a member of the Board of Directors of RTI Biologics, Inc.

“I am thrilled  to have Mr. Rainey on our Board and look forward to working with him,” said Thomas M. Patton, President and CEO of CASMED.  “As an organization that has industry leading technologies, CASMED can benefit from the insights of a sales professional with Mr. Rainey’s experience as we develop plans to more fully penetrate and expand the markets for our products.”

About CASMED® - Monitoring What’s Vital
CAS Medical Systems, Inc. is a leading developer and manufacturer of medical devices for non-invasive patient monitoring.  The Company’s FORE-SIGHT®  Absolute Cerebral Oximeter provides non-invasive, continuous measurement of absolute cerebral tissue oxygen saturation for neonates, infants, children and adults.  This information provides medical professionals important information  during surgery and other  critical care situations to enable them to react to low levels of cerebral oxygen and intervene to prevent severe injury, impairment, and even death.

The Company’s product lines include the high-acuity monitoring capabilities of the FORE-SIGHT Cerebral Oximeter, the bedside patient monitoring line of vital signs monitoring products and accessories, proprietary non-invasive blood pressure measurement technology, and neonatal intensive care products.  CASMED products are designed to meet the needs of a full spectrum of patient populations worldwide, ranging from adults to pediatrics and neonates.

For further information regarding CAS Medical Systems, Inc., visit the Company’s website at www.casmed.com.

Company Contacts
CAS Medical Systems, Inc.
Susan Carron
Director of Corporate Communications
203-488-6056
ir@casmed.com

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to many factors including, but not limited to, the customer acceptance of the products in the market, the introduction of competitive products and product development, potential litigation, working capital and availability of capital, commercialization and technological difficulties, the impact of actions and events involving key customers, vendors, lenders and competitors and other risks detailed in the Company’s Form 10-K for the year ended December 31, 2009 and other subsequent Securities and Exchange Commission filings.

Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release the terms "anticipate", "believe", "estimate", "expect", "may", "objective", "plan", "possible", "potential", "project", "will" and similar expressions identify forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

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